UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported):  April 1, 2005

RESTORATION HARDWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24261	68-0140361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite J, Corte Madera, California	94925
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On April 1, 2005, members of the management team of Restoration Hardware, Inc., a Delaware corporation (the “Company”), delivered investor presentations.  During these investor presentations, the Company disclosed that an internally used operating measure involving store occupancy costs expressed as a percentage of retail revenue improved from approximately 18.6% in 2001 to 15.7% in 2004, reflecting an improvement of approximately 290 basis points.  The Company also disclosed that an internally used operating measure involving retail merchandise margins as a percentage of retail revenue reached approximately 59% in 2004 compared to 56% in 2001, reflecting an improvement of approximately 300 basis points.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE, INC.

Dated: April 5, 2005	By:	/s/ Patricia A. McKay
Patricia A. McKay
Executive Vice President and Chief Financial Officer